UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission File No. 000-53263

Date of Report: (Date of earliest event reported):  May 30, 2011

CHINA LITHIUM TECHNOLOGIES, INC.
(Name of Registrant in its Charter)

Nevada	41-1559888
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 West 39th Street Suite 14B, New York, NY 10018
(Address of principal executive offices)

212-391-2688
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Chengzhou Xu, the Registrant’s former Chief Engineer, resigned effective on May 30, 2011 to pursue his other personal interests. He had no disagreement with the Registrant regarding the management and other corporate governance.  On the same day, Fang Ai, the Registrant’s Chief Technology Officer (“CTO”), was appointed as the Chief Engineer by the Board of Directors.

Mr. Fang Ai is the Chief Technology Officer of Beijing Guoqiang Global Science & Technology Development Co., Ltd. ("Beijing Guoqiang"). Beijing Guoqiang is the operating entity that is exclusively controlled by the Registrant through a contractual arrangement generally identified as “Entrusted Management.” Mr. Ai has worked for Beijing Guoqiang since 2008. From 2007 to 2008, he was business manager in Tongfang Integrated Circuit Co., Ltd. a company engaged in digital information and security system. From 2003 to 2007, he was associate general engineer in Hengxin China Holding Co., Ltd., one of the largest digital television's chip designer and manufacturer in China. Mr. Ai has a Master of Engineering of Electronic Message Engineering System in Beijing Information S&T University. As the CTO of the Registrant’s business, Mr. Ai has served the Registrant for three years, and his abundant knowledge of the lithium ion battery technology and industry qualify him as the Registrant’s Chief Engineer and CTO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2011
CHINA LITHIUM TECHNOLOGIES, INC.

By:	/s/ Kun Liu
Kun Liu, CEO and Chairman